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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):             July 21, 1995
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                          Merrill Lynch & Co., Inc.
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              (Exact Name of Registrant as Specified in Charter)

Delaware                           1-7182                   13-2740599
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(State or Other                 (Commission             (I.R.S. Employer
Jurisdiction of                 File Number)           Identification No.)
Incorporation)

World Financial Center, North Tower, New York, New York           10281-1332
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:            (212) 449-1000
                                                             ----------------


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        (Former Name or Former Address, if Changed Since Last Report.)
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Item 5.  Other Events.
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On July 21, 1995, Merrill Lynch & Co., Inc. (the "Corporation") and Smith New
Court PLC announced the terms of a cash offer under which the Corporation expects to acquire Smith New Court. The combination will create the leading equity securities organization in the world, with leadership positions in origination, market-making, distribution and research.

In the proposed transaction, a wholly owned subsidiary of the Corporation has offered to acquire all outstanding capital shares of Smith New Court for cash, with the aggregate offer valued at approximately (Pounds)526 million (US$842 million), or 560 pence per ordinary share, with equivalent offer prices for certain convertible securities of Smith New Court.

The directors of Smith New Court have unanimously recommended that the Smith New Court shareholders accept the terms of this offer, and have entered into irrevocable agreements to tender their ownership interest to the Corporation.
In addition, Smith New Court's significant shareholder, The Rothschild Group, has agreed to irrevocably tender its 26% ownership interest into the offer.

The transaction is conditioned on, among other things, the receipt of all required regulatory approvals and is expected to be completed late in the third quarter or early in the fourth quarter of 1995.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             MERRILL LYNCH & CO., INC.
                                            ---------------------------
                                                   (Registrant)


                                            By:    /s/ Gregory T. Russo
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                                                     Gregory T. Russo
                                                        Secretary


Date:  July 21, 1995

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